FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

CONVERGENCE INVESTMENT PARTNERS, LLC

THIS FIRST AMENDMENT dated as of October 24, 2013, to the Investment Advisory Agreement, dated as of October 23, 2009 (the “Agreement”), entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and CONVERGENCE INVESTMENT PARTNERS, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the Convergence Opportunities Fund and amend the name of the Convergence Core Plus Fund, as set forth on Schedule A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of adding the Convergence Opportunities Fund, and to correct the name of the Convergence Core Plus Fund, to be effective at the time the Convergence Opportunities Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	CONVERGENCE INVESTMANT
on behalf its series listed on Amended Schedule A	PARTNERS, LLC

By: /s/ John P. Buckel	By: /s/ David W. Schulz
Name: John P. Buckel	Name: David W. Schulz
Title: President	Title: President

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

CONVERGENCE INVESTMENT PARTNERS, LLC

Series or Fund of Trust for Professional Managers	Annual Fee Rate as a Percentage of Average Daily Net Assets
Convergence Core Plus Fund	1.00%
Convergence Opportunities Fund	1.00%